Exhibit 99.3
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

The following unaudited pro forma combined financial information of MasterBrand, Inc. (“MasterBrand,” the “Company” or “MBC”) reflects the pro forma impacts of the American Woodmark Acquisition (defined below), which closed on May 28, 2026 with the approval of the transaction by MasterBrand and American Woodmark shareholders, the receipt of regulatory approvals and the satisfaction of other customary closing conditions.

American Woodmark Acquisition: On August 5, 2025, MasterBrand, American Woodmark Corporation (“American Woodmark” or “AWC”), and Maple Merger Sub Inc., a wholly owned subsidiary of MasterBrand (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) to acquire, via a merger, all of the issued and outstanding American Woodmark shares of common stock in exchange for shares of MasterBrand common stock (the “American Woodmark Acquisition”).

Pursuant to the Merger Agreement, American Woodmark (the “Surviving Corporation”) merged with Merger Sub, with American Woodmark surviving the merger as a wholly owned subsidiary of the Company, where (1) each share of American Woodmark’s common stock issued and outstanding was canceled and converted into the right to receive 5.150 (the “Exchange Ratio”) validly issued, fully paid and non-assessable shares of MasterBrand’s common stock; and (2) all shares of Merger Sub’s common stock outstanding were converted into and became one validly issued, fully paid and non-assessable share of common stock of the Surviving Corporation (collectively the merger and exchange is referred to as the “Transaction” or the “Merger”). The Transaction closed on May 28, 2026, on which date the Company acquired 100% of American Woodmark’s outstanding shares of common stock and awards, in exchange for the issuance of an aggregate of 77,031,379 shares of MasterBrand’s common stock.

As of January 31, 2026, American Woodmark had $367.2 million of total debt, exclusive of $4.8 million of finance lease liabilities and $2.9 million of unamortized debt issuance costs. American Woodmark’s total debt consisted of a $500 million revolving loan facility, a $50 million sub-facility for the issuance of letters of credit and a $200 million term loan (“American Woodmark Existing Debt”). Under the terms of the American Woodmark Existing Debt, a change in control event is considered an event of default. Upon an event of default, outstanding principal and interest under the revolving loan facility, the term loan and reimbursement obligations under amounts drawn under letters of credit become immediately due and payable. In connection with the Transaction, on November 3, 2025, MasterBrand amended its preexisting amended and restated credit agreement dated June 27, 2024 (the “2024 Credit Agreement’) to obtain additional financing to be used to settle the American Woodmark Existing Debt (the “AWC Transaction Financing”). Under the First Amendment to the Amended and Restated Credit Agreement, MasterBrand requested $375.0 million of incremental term loan commitments in the form of a delayed draw Term A loan (the “Term Loan A”). The interest rate of the Term Loan A is a variable rate based on SOFR, plus, a margin depending on the Company’s net leverage ratio. The Company drew the full $375.0 million of the Term Loan A in connection with the closing of the Transaction on May 28, 2026.

Additionally, each American Woodmark restricted stock unit (each, an “American Woodmark RSU”) that was outstanding immediately prior to the effective time of the Transaction was, depending on the terms of the applicable award, either (1) converted into a MasterBrand restricted stock unit with respect to a corresponding number of shares of MasterBrand common stock based on the Exchange Ratio (with any fractional shares rounded down to the nearest whole share) or (2) converted into the right to receive a number of shares of MasterBrand common stock equal to the number of shares of American Woodmark common stock subject to the American Woodmark RSU immediately prior to the effective time of the Transaction multiplied by the Exchange Ratio (with a cash payment in respect of any fractional shares in accordance with the Merger Agreement), less any applicable tax withholding.

Except as described below, each American Woodmark performance stock unit (each, an “American Woodmark PSU,”) that was outstanding immediately prior to the effective time of the Transaction was converted into a MasterBrand restricted stock unit with respect to a corresponding number of shares of MasterBrand common stock (determined based upon actual or superior performance levels, as applicable) based on the Exchange Ratio, with any fractional shares rounded down to the nearest whole share.

Each American Woodmark cash-settled restricted stock tracking unit outstanding immediately prior to the effective time of the Transaction was assumed and converted into a MasterBrand cash-settled restricted stock tracking unit relating to a corresponding number of shares of MasterBrand common stock (with any performance-based vesting conditions determined based upon superior performance levels) based on the Exchange Ratio (with any fractional shares rounded down to the nearest whole share).

Each option to purchase shares of American Woodmark common stock and American Woodmark PSUs granted to American Woodmark executive officers on September 5, 2023, were determined (based on the achievement of actual performance through the effective time of the Transaction) not to have been earned and, as a result, were automatically cancelled without any payment or other consideration at the effective time of the Transaction.

In connection with the Transaction, American Woodmark shares were delisted from the NASDAQ. The MasterBrand shares remain listed on the NYSE under the symbol “MBC.”

Unaudited Pro Forma Condensed Combined Financial Information

MasterBrand and American Woodmark have different fiscal year end dates. MasterBrand’s financial statements are based on a 52- or 53-week fiscal year ending on the last Sunday in December in each calendar year. For 2025, MasterBrand’s fiscal year ended on December 28, 2025. American Woodmark’s fiscal year ends on April 30th of each year. The unaudited pro forma condensed combined balance sheet as of March 29, 2026 combines the unaudited condensed consolidated balance sheet of MasterBrand as of March 29, 2026, with the unaudited condensed consolidated balance sheet of American Woodmark as of January 31, 2026, giving effect to the Transaction and the AWC Transaction Financing as if it had been consummated on March 29, 2026.

Because of different fiscal period ends, and in accordance with the SEC’s one fiscal quarter conformity rule, the unaudited pro forma condensed combined statement of income for the 52 weeks ended December 28, 2025 combines (1) the consolidated statement of income of MasterBrand for the 52 weeks ended December 28, 2025, (2) the unaudited condensed consolidated statement of income of American Woodmark for the six months ended October 31, 2025, and (3) the unaudited condensed consolidated statement of income of American Woodmark for the six months ended April 30, 20251, giving effect to the Acquisition and the AWC Transaction Financing as if they had been consummated on December 30, 2024. The unaudited pro forma condensed combined statement of income for the 13 weeks ended March 29, 2026 combines (1) the unaudited consolidated statement of income of MasterBrand for the 13 weeks ended March 29, 2026 and (2) the unaudited condensed consolidated statement of income of American Woodmark for the three months ended January 31, 2026, giving effect to the Acquisition and the AWC Transaction Financing as if they had been consummated on December 30, 2024.

The unaudited pro forma condensed combined financial information and corresponding notes to the unaudited pro forma condensed combined financial information were derived from, and should be read in conjunction with, the following historical financial statements and the accompanying notes:2

•The historical audited consolidated financial statements of MasterBrand as of and for the 52 weeks ended December 28, 2025, as included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on February 13, 2026;
•The historical unaudited condensed consolidated financial statements of MasterBrand as of and for the 13 weeks ended March 29, 2026, as included in the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 6, 2026;
•The historical audited financial statements of American Woodmark as of and for the fiscal years ended April 30, 2025 and 2024, as included in AWC’s Annual Report on Form 10-K filed with the SEC on June 25, 2025;
•The historical unaudited condensed consolidated financial statements of American Woodmark as of and for the six month periods ended October 31, 2025 and 2024, as included in AWC’s Quarterly Report on Form 10-Q filed with the SEC on November 25, 2025; and
•The historical unaudited condensed consolidated financial statements of American Woodmark as of and for the nine month periods ended January 31, 2026 and 2025, as included in AWC’s Quarterly Report on Form 10-Q filed with the SEC on February 26, 2026.

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X and should be read in conjunction with the accompanying notes.

Accounting for the Transaction

The unaudited pro forma condensed combined financial information has been prepared using the acquisition method of accounting in accordance with accounting principles generally accepted in the United States of America (“GAAP”). MasterBrand has been treated as the acquirer for accounting purposes, and thus, accounts for the Transaction as a business combination in accordance with Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”). In identifying MasterBrand as the acquiring entity for accounting purposes, the companies took into account the (i) intended corporate governance structure of the combined company, (ii) the relative voting rights in the combined company after the Transaction, (iii) the composition of the senior management of the combined company, (iv) the terms of the exchange of equity interests, and (v) the size of each of the companies. In assessing the size of each of the companies, the companies evaluated various metrics, including, but not limited to: assets, revenue, operating income, operating cash flows, and employees. No single factor was the sole determinant in the overall conclusion that MasterBrand is the accounting acquirer; rather, all factors were considered in arriving at such conclusion.

The total purchase consideration was allocated to the tangible and intangible assets acquired and liabilities assumed based on their respective fair values. The assets and liabilities of American Woodmark have been measured based on various preliminary estimates using assumptions that the Company’s management believes are reasonable and based on currently available information. Accordingly, the pro forma adjustments are preliminary and have been made solely for the purpose of providing this unaudited pro forma condensed combined financial information.
1 Derived as the mathematical difference between American Woodmark’s fiscal year 2025 consolidated statement of income (for the period ending April 30, 2025) as historically filed on Form 10-K and the second quarter 2025 fiscal year to date consolidated statement of income (for the period ending October 31, 2024) as historically filed on Form 10-Q.
2 The accompanying AWC historical financial information is presented in millions of U.S. dollars. Certain amounts may not reconcile due to rounding.

Differences between these preliminary estimates and the final purchase accounting will occur, and the final purchase accounting could be materially different from the preliminary estimates used to prepare the accompanying unaudited pro forma condensed combined financial information and could have a material impact on the combined company’s future results of operations and financial position.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
	As of March 29, 2026	As of January 31, 2026		As of March 29, 2026
(U.S. Dollars presented in millions)	MasterBrand Historical	AWC Historical	Presentation Adjustments (Note 2)	Transaction Accounting Adjustments (Note 3)		Transaction Financing Adjustments (Note 3)		MasterBrand Pro Forma Combined
ASSETS
Current assets
Cash and cash equivalents	$138.4	$28.3	$—	$(367.2)	D	$374.9	D	$174.4
Accounts receivable, net	217.7	92.1	—	—		—		309.8
Inventories	271.7	188.7	—	9.4	A	—		469.8
Income taxes receivable	—	14.0	(14.0)	—		—		—
Prepaid expenses and other assets	—	38.8	(38.8)	—		—		—
Other current assets	107.1	—	52.8	—		0.2	D	160.1
TOTAL CURRENT ASSETS	734.9	361.9	—	(357.8)		375.1		1,114.1
Property, plant and equipment, net of accumulated depreciation	494.0	230.5	—	176.6	A	—		901.1
Operating lease right-of-use assets, net of accumulated amortization	182.7	107.8	—	6.8	A	—		297.3
Goodwill	1,127.1	737.5	—	(528.6)	A	—		1,336.0
Promotional displays, net	—	4.9	(4.9)	—		—		—
Deferred income taxes	—	6.6	(6.6)	—		—		—
Other intangible assets, net of accumulated amortization	540.8	—	—	288.6	A	—		829.4
Other assets	37.2	55.9	11.5	(48.6)	A	(0.1)	D	55.9
TOTAL ASSETS	$3,116.7	$1,505.1	$—	$(463.0)		$375.0		$4,533.8
LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$175.1	$45.9	$—	$—		$—		$221.0
Current portion of long-term debt	—	8.6	—	(6.3)	D	18.4	D	20.7
Current operating lease liabilities	24.3	32.1	—	—		—		56.4
Accrued compensation and related expenses	—	39.4	(39.4)	—		—		—
Accrued marketing expenses	—	9.8	(9.8)	—		—		—
Other accrued expenses	—	16.9	(16.9)	—		—		—
Other current liabilities	154.5	—	66.1	14.6	C	—		235.2
TOTAL CURRENT LIABILITIES	353.9	152.7	—	8.3		18.4		533.3
Long-term debt	1,084.9	360.5	—	(358.0)	D	356.6	D	1,444.0
Deferred income taxes	166.4	5.0	—	108.2	A	—		279.6
Other postretirement plan liabilities	3.8	—	—	—		—		3.8
Operating lease liabilities	171.1	82.5	—	—		—		253.6
Other non-current liabilities	16.1	2.5	—	—		—		18.6
TOTAL LIABILITIES	1,796.2	603.2	—	(241.5)		375.0		2,532.9
Equity			-
Common stock	1.3	347.6	—	(346.8)	B	—		2.1
Paid-in capital	60.1	—	—	694.2	B	—		754.3
Treasury stock, at cost	(77.1)	—	—	—		—		(77.1)
Accumulated other comprehensive (loss) income	(5.5)	1.3	—	(1.3)	B	—		(5.5)
Retained earnings	1,341.7	553.0	—	(567.6)	B	—		1,327.1
TOTAL EQUITY	1,320.5	901.9	—	(221.5)		—		2,000.9
TOTAL LIABILITIES AND EQUITY	$3,116.7	$1,505.1	$—	$(463.0)		$375.0		$4,533.8

See notes to the unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF (LOSS) INCOME
	13 Weeks Ended March 29, 2026	Three Months Ended January 31, 2026		13 Weeks Ended March 29, 2026
(U.S. Dollars presented in millions, except per share amounts)	MasterBrand Historical	AWC Historical	Presentation Adjustments (Note 2)	Transaction Accounting Adjustments (Note 4)		Transaction Financing Adjustments (Note 4)		MasterBrand Pro Forma Combined
NET SALES	$618.0	$324.3	$—	$—		$—		$942.3
Cost of products sold	461.4	286.5	(22.0)	3.9	AA	—		729.8
GROSS PROFIT	156.6	37.8	22.0	(3.9)		—		212.5
Selling and marketing expenses	—	19.2	(19.2)	—		—		—
General and administrative expenses	—	19.1	(19.1)	—		—		—
Selling, general and administrative expenses	155.9	—	60.3	(0.6)	BB	—		215.6
Amortization of intangible assets	6.4	—	—	1.7	CC	—		8.1
Restructuring charges	12.8	3.2	—	—		—		16.0
Goodwill impairment	—	30.1	—	(30.1)	EE	—		—
OPERATING (LOSS) INCOME	(18.5)	(33.8)	—	25.1		—		(27.2)
Interest expense	18.4	3.7	—	(5.2)	FF	5.5	FF	22.4
Other income, net	(0.8)	(1.0)	—	—		—		(1.8)
(LOSS) INCOME BEFORE TAXES	(36.1)	(36.5)	—	30.3		(5.5)		(47.8)
Income tax (benefit) expense	(20.7)	(7.8)	—	7.5	GG	(1.4)	GG	(22.4)
NET (LOSS) INCOME	$(15.4)	$(28.7)	$—	$22.8		$(4.1)		$(25.4)
Average Number of Shares of Common Stock Outstanding (presented in millions of shares)
Basic	127.5			75.0	HH			202.5
Diluted	127.5			75.0	HH			202.5
Loss Per Common Share
Basic	$(0.12)							$(0.13)
Diluted	$(0.12)							$(0.13)

See notes to the unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
	52 Weeks Ended December 28, 2025	Twelve Months Ended October 31, 2025		52 Weeks Ended December 28, 2025
(U.S. Dollars presented in millions, except per share amounts)	MasterBrand Historical	AWC Historical	Presentation Adjustments (Note 2)	Transaction Accounting Adjustments (Note 4)		Transaction Financing Adjustments (Note 4)		MasterBrand Pro Forma Combined
NET SALES	$2,734.7	$1,595.7	$—	$—		$—		$4,330.4
Cost of products sold	1,907.1	1,340.3	(107.8)	25.5	AA	—		3,165.1
GROSS PROFIT	827.6	255.4	107.8	(25.5)		—		1,165.3
Selling and marketing expenses	—	85.5	(85.5)	—		—		—
General and administrative expenses	—	81.0	(81.0)	—		—		—
Selling, general and administrative expenses	667.8	—	274.3	15.7	BB	—		957.8
Amortization of intangible assets	25.6	—	—	6.7	CC	—		32.3
Restructuring charges	15.2	5.8	—	0.3	DD	—		21.3
Goodwill impairment	—	—	—	—		—		—
OPERATING INCOME	119.0	83.1	—	(48.2)		—		153.9
Interest expense	74.1	14.3	—	(21.9)	FF	24.6	FF	91.1
Other income, net	(1.4)	(11.3)	—	—		—		(12.7)
INCOME BEFORE TAXES	46.3	80.1	—	(26.3)		(24.6)		75.5
Income tax expense	19.6	17.3	—	(6.7)	GG	(6.2)	GG	24.0
NET INCOME	$26.7	$62.8	$—	$(19.6)		$(18.4)		$51.5
Average Number of Shares of Common Stock Outstanding (presented in millions of shares)
Basic	127.0			75.0	HH	$—		202.0
Diluted	129.2			77.4	HH	$—		206.6
Earnings Per Common Share
Basic	$0.21							$0.25
Diluted	$0.21							$0.25

See notes to the unaudited pro forma condensed combined financial information

MasterBrand, Inc.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. Basis of Presentation
The unaudited pro forma condensed combined financial information and accompanying notes are prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma adjustments have been prepared as if the Transaction and AWC Transaction Financing had been consummated on March 29, 2026, in the case of the unaudited pro forma condensed combined balance sheet. The unaudited pro forma condensed combined statements of income for the 13 weeks ended March 29, 2026 give effect to the Transaction and AWC Transaction Financing as if the Transaction and AWC Transaction Financing had occurred on December 30, 2024, the first day of MasterBrand’s fiscal year 2025. The unaudited pro forma condensed combined statements of income for the 52 weeks ended December 28, 2025 give effect to the Transaction and AWC Transaction Financing as if the Transaction and AWC Transaction Financing had occurred on December 30, 2024, the first day of MasterBrand’s fiscal year 2025.

The unaudited pro forma condensed combined financial information has been prepared assuming the acquisition method of accounting in accordance with GAAP. Under this method, AWC’s assets and liabilities will be recorded at their respective fair values. Any difference between the consideration transferred for the Transaction and the fair value of the identifiable net assets acquired (including intangibles) will be recorded as goodwill. The goodwill resulting from the Transaction will not be amortized to expense, but instead will be reviewed for impairment at least annually. One-time direct and incremental transaction costs related to the Transaction will be expensed as incurred under ASC 805.

As of the date of this filing, the Company has not completed the detailed valuation necessary to arrive at the final estimates of the fair value of AWC’s assets acquired and liabilities assumed, and the related allocation of the purchase consideration, nor has it identified all of the adjustments necessary to conform AWC’s accounting policies to those of MasterBrand. Accordingly, the adjustments to the historical book values of assets and liabilities reflect the Company’s best estimates of the fair values, with the excess of the purchase consideration over the preliminary estimates of fair value recorded as goodwill. Actual results may differ once the Company has completed the detailed valuations necessary to finalize the purchase consideration allocation. The final calculation of consideration transferred will differ from the amounts presented in the unaudited pro forma condensed combined financial statements and be based on the inputs at the closing of the Transaction. Under applicable guidance, the Company is not required to finalize its acquisition accounting until all information is available, but no later than one year after the Transaction is completed, and any subsequent adjustments made in connection with the finalization of the Company’s acquisition accounting may be material. There can be no assurance that such finalization will not result in material changes.

MasterBrand has performed a preliminary review to identify any accounting policy differences between the accounting policies used in AWC’s financial statements and those of the Company, where the impact was potentially material and could be reasonably estimated.

The accounting policies followed in preparing the unaudited pro forma condensed combined financial statements are those used by MasterBrand as set forth in the audited historical financial statements. The unaudited pro forma condensed combined financial statements reflect any material adjustments known at this time to conform AWC’s historical financial information to MasterBrand’s significant accounting policies based on the Company’s initial review and understanding of AWC’s summary of significant accounting policies. A more comprehensive comparison and assessment will occur, which may result in additional differences being identified. Additionally, MasterBrand has included certain reclassification adjustments for consistency in the financial statement presentation. See Note 2 for more information.

The unaudited pro forma condensed combined financial information does not consider any potential effects of changes in market conditions on revenues or expense efficiencies, among other factors. In addition, the preliminary allocation of the pro forma consideration reflected in the unaudited pro forma condensed combined financial information is subject to adjustment and may vary significantly from the actual purchase consideration allocation that will be recorded upon completion of the accounting for the Transaction.

The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and do not (1) purport to represent the combined company’s consolidated results of operations or consolidated financial position that would actually have occurred had the Transaction been consummated on the dates assumed or to project the combined company’s consolidated results of operations or consolidated financial position for any future date or period nor (2) reflect the costs of any integration activities or cost savings or synergies that may be achieved because of the Transaction.

AWC and MasterBrand have not had any historical material relationships prior to the Transaction. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

2. Reclassifications
Certain reclassifications were made to align AWC’s balance sheet presentation to that of MasterBrand based on information available.

Presentation in AWC’s Balance Sheet as of January 31, 2026	Presentation in MasterBrand’s Balance Sheet as of March 29, 2026	Amount (U.S. Dollars in millions)
Income taxes receivable	Other current assets	$14.0
Prepaid expenses and other	Other current assets	38.8
Promotional displays, net	Other assets	4.9
Deferred income taxes	Other assets	6.6
Accrued compensation and related expenses	Other current liabilities	39.4
Accrued marketing expenses	Other current liabilities	9.8
Other accrued expenses	Other current liabilities	16.9

Certain reclassifications were made to align AWC’s statement of income presentation to that of MasterBrand based on information available.

		Amount (U.S. Dollars in millions)
Presentation in AWC’s Statements of Income	Presentation in MasterBrand’s Statements of Income	Three months Ended January 31, 2026	Twelve Months Ended October 31, 2025
Cost of sales & distribution(1)	Selling, general & administrative expenses	$19.5	$97.7
Cost of sales & distribution(2)	Selling, general & administrative expenses	2.5	10.1
Selling & marketing expenses	Selling, general & administrative expenses	19.2	85.5
General & administrative expenses	Selling, general & administrative expenses	19.1	81.0

(1) Reflects a reclassification adjustment to conform AWC’s historical expenses to the financial statement presentation of MasterBrand, specifically the reclassification of shipping, handling, distribution, and other freight costs from cost of products sold to selling, general, and administrative expenses.

(2) Reflects a reclassification adjustment to conform AWC’s historical expenses to the financial statement presentation of MasterBrand, specifically the reclassification of customer care costs from cost of products sold to selling, general, and administrative expenses.

3. American Woodmark Acquisition Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet as of March 29, 2026

The adjustments included in the unaudited pro forma condensed combined balance sheet as of March 29, 2026 are as follows:

A.Reflects the purchase consideration allocation adjustments to record AWC’s assets and liabilities at estimated fair value based on the consideration conveyed. The related adjustments to the statement of income are discussed in the subsequent notes below. The purchase consideration was allocated among the identified net assets to be acquired, based on a preliminary analysis. Goodwill is expected to be recognized as a result of the Transaction, which represents the excess fair value of consideration over the fair value of the underlying net assets of AWC. This was considered appropriate based on the determination that the American Woodmark Acquisition would be accounted for as a business acquisition under ASC 805. The deferred income taxes represent the deferred tax impact associated with the incremental differences in book and tax basis created from the preliminary allocation of the purchase consideration. The estimates of fair value are based upon preliminary valuation assumptions, and are believed to be reasonable, but are inherently uncertain. As a result, actual results may differ from estimates, and the difference may be material.

The following is a preliminary estimate of the assets acquired and the liabilities assumed by MasterBrand in the Transaction, reconciled to the purchase consideration:

Net Assets Identified:	Amount (U.S. Dollars in millions)
Cash and cash equivalents	$28.3
Accounts receivable	92.1
Inventory (1)	198.1
Other current assets	52.8
Property, plant and equipment (2)	407.1
Operating lease right-of-use asset (3)	114.6
Goodwill	208.9
Other intangible assets (4)	288.6
Other assets (5)	18.8
Accounts payable	(45.9)
Current portion of long term debt (6)	(2.3)
Current operating lease liabilities	(32.1)
Other current liabilities	(66.1)
Long-term debt (6)	(2.5)
Deferred income taxes (7)	(113.2)
Operating lease liabilities	(82.5)
Other non-current liabilities	(2.5)
Total Fair Value	$1,062.2

Purchase Consideration (8)	$1,062.2

(1) A step up in inventories of $9.4 million was made to adjust the inventories to their estimated fair value. The Inventories fair value of $198.1 million was estimated using the comparative sales method approach. The related adjustment to the statement of income for inventories is reflected at adjustment AA, as described in further detail in Note 4 below.

(2) A step up in property, plant, and equipment of $176.6 million was made to adjust the property, plant, and equipment to their estimated fair value. The estimated property, plant, and equipment fair value was comprised of the following:

Asset Type	Fair Value (U.S. Dollars in millions)
Real property	$125.9
Personal property	253.1
Finance lease ROU Asset	4.8
Construction in progress	20.3
Other	3.0
Total property, plant, and equipment	$407.1

The fair value for property, plant, and equipment was estimated primarily using a cost approach. The estimated weighted average remaining useful life of real property, personal property, and finance lease right-of-use asset was 21.0 years, 8.1 years, and 2.2 years, respectively. The related adjustment to the statement of income for property, plant, and equipment is reflected at adjustments AA, BB, and DD, as described in further detail in Note 4 below.

A $0.2 million adjustment was made to remeasure the finance lease right-of-use assets, presented in property, plant and equipment and finance lease liabilities, presented in both current portion of long-term debt and long-term debt, in accordance with ASC Topic 842, Leases (“ASC 842”), with right-of-use assets adjusted to equal lease liabilities. The related adjustment to the statement of income for this step up in the finance lease right of use asset is reflected at adjustment AA, as described in further detail in Note 4 below.

(3) A $6.8 million adjustment was made to remeasure the operating lease right-of-use assets, presented in operating lease right-of-use assets, and operating lease liabilities, presented in both current operating lease liabilities and operating lease liabilities, in accordance with ASC 842, with right-of-use assets adjusted to equal lease liabilities. The related adjustment to the statement of income for this step up in the operating lease right of use asset is reflected at adjustment AA, as described in further detail in Note 4 below.

(4) An adjustment was made to recognize intangible assets (excluding goodwill) of $288.6 million. The intangible assets (excluding goodwill) were comprised of the following:

Asset Type	Fair Value (U.S. Dollars in millions)	Useful Life	Valuation Methodology
Trade names	$110.0	Indefinite	Relief from royalty method
Customer relationships	130.0	20 years	Multi-period excess earnings
Internal-use software assets	48.6	4-7 years	Cost approach
Total other intangible assets	$288.6

The related adjustment to the statement of income for intangible assets is reflected at adjustment CC, as described in further detail in Note 4 below.

(5) Other assets excludes assets related to historically capitalized cloud based ERP implementation costs that have been recognized as internal-use software intangible assets acquired.

(6) Assumed debt relates entirely to retained finance lease liabilities consisting of a $2.3 million current portion and $2.5 million long-term portion. Refer to adjustment D for further information.

(7) Deferred taxes associated with estimated fair value adjustments were calculated using the statutory tax rate of 25.0 percent.

(8) The portion of purchase consideration transferred for American Woodmark shares was approximately $682.8 million based on American Woodmark shareholders receiving 75.0 million shares of MasterBrand common stock at an opening share price of $9.10 for the MasterBrand common stock as of May 28, 2026 and a total of $12.2 million attributable to the purchase consideration for the fair value of the 2.6 million of MasterBrand Assumed RSUs and MasterBrand Assumed RSTUs issued to replace the American Woodmark RSUs and American Woodmark RSTUs outstanding. Upon the completion of the Transaction, MasterBrand was required to replace the historical outstanding American Woodmark Options, American Woodmark RSUs, American Woodmark PSUs, and American Woodmark RSTUs with replacement MasterBrand Assumption Options, MasterBrand Assumed RSUs, or MasterBrand Assumed RSTUs. The MasterBrand replacement awards have the same vesting, exercise, and expiration provisions as the originally issued American Woodmark awards (other than any performance-based vesting conditions applicable to such American Woodmark RSTUs and American Woodmark PSUs immediately prior to the closing, which shall cease to apply from and after the close). If American Woodmark Options and American Woodmark PSUs were not earned based on the achievement of actual performance through the Transaction’s effective date, such awards were automatically cancelled without consideration. The fair value of the MasterBrand Assumed RSUs and the MasterBrand Assumed RSTUs issued to replace the American Woodmark RSUs and American Woodmark RSTUs outstanding was based on the share price of MasterBrand’s stock on May 28, 2026. For historical unvested American Woodmark RSUs and American Woodmark RSTUs, holders are subject to continued employment through the remaining vesting period. As such, of the total fair value of $19.9 million for the replacement MasterBrand Assumed RSUs and MasterBrand Assumed RSTUs granted, $12.2 million is allocated to the purchase consideration based on the pre-combination services provided by the holders and the remaining of $7.7 million is allocated to post-combination expense which will be recognized over the remaining vesting period. The related adjustment to the statement of income for the post-combination compensation expense is reflected at adjustments AA and BB, as described in further detail in Note 4 below.

The following is the purchase consideration (in millions, except Exchange Ratio, shares, and share price):

Preliminary purchase consideration
Exchange Ratio	5.1500
American Woodmark shares to be acquired as of May 28, 2026	14,569,868
Number of MasterBrand shares to be issued based on Exchange Ratio	75,034,820
Less: Fractional Shares settled in cash	163
Whole MasterBrand shares issued	75,034,657
MasterBrand share price at open of trading on May 28, 2026	$9.10
Purchase consideration transferred for American Woodmark shares(2)	$682.8
Fair value of replacement awards attributable to the purchase consideration	12.2
Settlement of American Woodmark Existing Debt(1)	$367.2
Total purchase consideration	$1,062.2
(1) Represents gross settlement of American Woodmark’s Existing Debt as of January 31, 2026.
(2) Includes an immaterial cash payment settled for fractional shares.

B.Reflects the unaudited pro forma adjustment to AWC’s historical equity, which is summarized as follows:

Adjustment (U.S. Dollars in millions)	Common Stock	Additional Paid in Capital	Accumulated other comprehensive income	Retained Earnings
Elimination of historical AWC equity	$(347.6)	$—	$(1.3)	$(553.0)
Issuance of MasterBrand Common Stock	0.8	694.2	—	—
Non-recurring acquisition-related expenses (refer to adjustment C as described in further detail below)	—	—	—	(14.6)
Total unaudited pro forma adjustments to equity	$(346.8)	$694.2	$(1.3)	$(567.6)

C.Through March 29, 2026, MasterBrand had incurred transaction costs of $30.7 million, primarily comprised of investment banking fees, legal fees, accounting and audit fees, and other related advisory costs. An additional $14.6 million of transaction costs were accrued reflecting incremental costs incurred by MasterBrand subsequent to March 29, 2026. The related adjustment to the statement of income is reflected at adjustment BB, as described in further detail in Note 4 below.

D.Reflects the impact of the following:

•A new $375.0 million 2025 delayed draw Term Loan A, which was drawn under the amended 2024 Credit Agreement in connection with the Transaction. The Term Loan A has quarterly installment payments.
•Repayment of $367.2 million of American Woodmark’s Existing Debt that was not assumed by MasterBrand (excluding $2.3 million of finance lease liabilities classified within current portion of long-term debt and $2.5 million of finance lease liabilities and $2.9 million of unamortized debt issuance costs classified within long-term debt) that the Company extinguished upon executing the 2025 Delayed Draw Term Loan A.

As of March 29, 2026, prepaid debt issuance costs related to executing the Term Loan A totaled $2.0 million, of which $0.5 million was included in other current assets, and $1.5 million was included in other assets. An additional $0.1 million ticking fee was paid in connection with the Transaction closing. Accordingly, a pro forma adjustment to other current assets and other assets was made to reflect both a) the incremental $0.1 million of prepaid finance fees payment made subsequent to March 29, 2026 and b) a reclassification between other current assets and other assets to adjust the portion of the prepaid debt issuance costs classified as a current asset versus non-current asset. The related adjustment to the statement of income is reflected at adjustment FF, as described in further detail in Note 4 below.

4. American Woodmark Acquisition Adjustments to the Unaudited Pro Forma Condensed Combined Statements of Income for the 13 Weeks Ended March 29, 2026 and the 52 Weeks Ended December 28, 2025
The American Woodmark Acquisition adjustments included in the unaudited pro forma condensed combined statement of income for the 52 weeks ended December 28, 2025 are as follows:

AA.Reflects the unaudited pro forma adjustments to cost of products sold:

Adjustment (U.S. Dollars in millions)	13 Weeks Ended March 29, 2026	52 Weeks Ended December 28, 2025
Sales of inventories (1)	$—	$9.4
Depreciation of property, plant and equipment (2)	3.8	15.1
Finance lease expense (3)	—	0.1
Operating lease expense (4)	0.3	1.2
Compensation expense for replacement awards (5)	(0.2)	(0.3)
Net unaudited pro forma adjustments to cost of products sold	$3.9	$25.5

(1) Reflects the step-up in inventories, which resulted in an increase to cost of products sold as the inventories are sold. For purposes of the unaudited pro forma condensed combined financial information, inventory sales are assumed to occur within the 13 weeks ended March 30, 2025 (the fiscal first quarter of fiscal year 2025).

(2) Reflects recurring incremental depreciation expense related to the fair value step up of the property, plant, and equipment, calculated using the estimated weighted average remaining useful life per asset class. A 10 percent change in the fair value of acquired property, plant, and equipment would cause a corresponding increase or decrease in the pro forma depreciation expense of $0.9 million and $3.7 million, recorded to cost of products sold for the 13 weeks ended March 29, 2026 and the 52 weeks ended December 28, 2025, respectively.

(3) Reflects recurring lease expense related to the step-up in the finance lease right-of-use asset balance.

(4) Reflects recurring lease expense related to the step-up in the operating lease right-of-use asset balance.

(5) Reflects recurring post-close compensation expense related to the MasterBrand Assumed RSUs and MasterBrand Assumed RSTUs (replacing the American Woodmark RSUs and American Woodmark RSTUs), less American Woodmark’s historical compensation expense recorded in costs of products sold of $0.3 million and $1.9 million for the 13 weeks ended March 29, 2026 and the 52 weeks ended December 28, 2025, respectively.

BB.     Reflects the unaudited pro forma adjustments to selling, general and administrative expenses:

Adjustment (U.S. Dollars in millions)	13 Weeks Ended March 29, 2026	52 Weeks Ended December 28, 2025
Transaction costs (1)	$—	$14.6
Depreciation of property, plant and equipment (2)	0.5	1.8
Operating lease expense (3)	—	0.1
Compensation expense for replacement awards (4)	(1.1)	(0.8)
Net unaudited pro forma adjustments to selling, general, and administrative expenses	$(0.6)	$15.7

(1) Reflects the recognition of nonrecurring expense related to estimated additional transaction costs in the amount of $14.6 million, which are primarily comprised of investment banking fees, legal fees, issuance costs, accounting and audit fees, and other related advisory costs.

(2) Reflects recurring incremental depreciation expense related to the fair value step up of the property, plant, and equipment, calculated using the estimated weighted average remaining useful life per asset class. A 10 percent change in the fair value of acquired property, plant, and equipment would cause a corresponding increase or decrease in the pro forma depreciation expense of less than $0.1 million and $0.4 million recorded to selling, general, and administrative expenses for the 13 weeks ended March 29, 2026 and the 52 weeks ended December 28, 2025, respectively.

(3) Reflects recurring lease expense related to the step-up in the operating lease right-of-use asset balance.

(4) Reflects recurring post-close compensation expense related to the MasterBrand Assumed RSUs and MasterBrand Assumed RSTUs (replacing the American Woodmark RSUs and RSTUs), less American

Woodmark’s historical compensation expense of $1.4 million and $5.2 million for the 13 weeks ended March 29, 2026 and the 52 weeks ended December 28, 2025, respectively.

CC.     Reflects the unaudited pro forma adjustments to amortization expense related to acquired intangible assets discussed in adjustment A, as described in further detail in Note 3 above. A 10 percent change in the fair value of acquired finite lived intangible assets would cause a corresponding increase or decrease in the pro forma amortization expense of $0.2 million and $0.7 million for the 13 weeks ended March 29, 2026 and for the 52 weeks ended December 28, 2025, respectively.

DD.     Reflects recurring incremental depreciation expense, classified within restructuring charges, related to the fair value step up of the property, plant, and equipment, calculated using the estimated weighted average remaining useful life per asset class.

EE.     Reflects the elimination of the historical goodwill impairment expense. As historical goodwill is eliminated as part of transaction accounting adjustments, a transaction accounting adjustment is necessary to eliminate goodwill impairment recognized in the American Woodmark historical financial statements.

FF.     Reflects the unaudited pro forma adjustments to interest expense, net:

Adjustment (U.S. Dollars in millions)	13 Weeks Ended March 29, 2026	52 Weeks Ended December 28, 2025
Reversal of interest expense on extinguished debt (1)	$(5.2)	$(21.9)
Interest expense on new debt (2)	5.3	23.9
Amortization of new debt issuance costs(3)	0.2	0.7
Net unaudited pro forma adjustments to interest expense, net	$0.3	$2.7

(1) Reflects the elimination of the historical interest expense incurred on the extinguished debt of American Woodmark.

(2) Reflects the interest expense associated with the new 2025 delayed draw Term Loan A. The Term Loan A has a variable interest rate based on SOFR. The effective interest rate was determined using the actual 1-month SOFR for the relevant period, reset on a monthly basis. A change in SOFR of 0.125 percent would result in an increase or decrease in interest expense of $0.1 million and $0.5 million for the 13 weeks ended March 29, 2026 and the 52 weeks ended December 28, 2025, respectively.

(3) Reflects the amortization of debt issuance costs related to the new Term Loan A assuming straight line amortization over the four year life of the Term Loan A.

GG.     Reflects the tax impact of all unaudited pro forma adjustments for the 13 weeks ended March 29, 2026 and the 52 weeks ended December 28, 2025 calculated using the statutory tax rate of 25.0 percent.

HH.     The unaudited pro forma combined basic and diluted earnings per share have been adjusted to reflect the unaudited pro forma net income for the 13 weeks ended March 29, 2026 and the 52 weeks ended December 28, 2025. In addition, the number of shares used in calculating the unaudited pro forma combined basic and diluted net earnings per share has been adjusted to reflect the estimated total number of shares of common stock of the combined company after the share exchange. For the 13 weeks ended March 29, 2026 and the 52 weeks ended December 28, 2025, the unaudited pro forma weighted average shares have been calculated as follows:

Basic Weighted Average Shares (U.S. Dollars in millions)	13 Weeks Ended March 29, 2026	52 Weeks Ended December 28, 2025
Historical Weighted Average number of MasterBrand shares outstanding-basic	127.5	127.0
Impact of issuance of MasterBrand shares to American Woodmark shareholders assuming issuance as of December 30, 2024	75.0	75.0
Total	202.5	202.0

Diluted Weighted Average Shares (U.S. Dollars in millions)	13 Weeks Ended March 29, 2026	52 Weeks Ended December 28, 2025
Historical Weighted Average number of MasterBrand shares outstanding-diluted	127.5	129.2
Impact of issuance of MasterBrand shares to American Woodmark shareholders assuming issuance as of December 30, 2024	75.0	75.0
Impact of issuance of MasterBrand share-based awards to American Woodmark employees assuming issuance as of December 30, 2024(1)	—	2.4
Total	202.5	206.6

(1) Due to the net loss during the thirteen weeks ended March 29, 2026, all potential common shares were anti‑dilutive and have been excluded from the calculation of diluted loss per share.